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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

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NAME                                                            STATE OF ORGANIZATION
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
Subsidiaries of MarineMax, Inc. (Delaware)
     11502 Dumas, Inc.                                           Texas
     11502 Dumas, Inc.                                           Nevada
     Bassett Boat Company                                        Florida
     Bassett Boat Company of Florida                             Florida
     Bassett Realty, L.L.C.                                      Delaware
     C & N Marine Corporation                                    Minnesota
     C & N Marine Realty, L.L.C.                                 Delaware
     COCHRANS MARINE, INC.                                       Minnesota
     Dumas GP, Inc.                                              Nevada
     Dumas GP, L.L.C.                                            Delaware
     Gulfwind South Realty, L.L.C.                               Delaware
     Gulfwind South, Inc.                                        Florida
     Gulfwind USA, Inc.                                          Florida
     Harrison's Boat Center, Inc.                                California
     Harrison's Marine Centers of Arizona, Inc.                  Arizona
     Harrison's Realty California, L.L.C.                        Delaware
     Harrison's Realty, L.L.C.                                   Delaware
     Marina Drive Realty I, L.L.C.                               Delaware
     Marina Drive Realty II, L.L.C.                              Delaware
     MarineMax Motor Yachts, Inc.                                Delaware
     MarineMax of Brevard County, Inc.                           Delaware
     MarineMax of Jacksonville, Inc.                             Delaware
     MarineMax of Las Vegas, Inc.                                Delaware
     MarineMax of Treasure Cove, Inc.                            Delaware
     MarineMax of North Carolina, Inc.                           North Carolina
     MarineMax USA, Inc.                                         Nevada
     Stovall Marine, Inc.                                        Georgia
     MarineMax TX, L.P.                                          Texas
     Walker Marina Realty, L.L.C.                                Delaware

Subsidiaries of 11502 Dumas, Inc. (Texas)
     600 Del Lago Blvd., Inc.                                    Texas
     7940 W. 1-30 Interests, Inc.                                Texas
     9149 Wallisville Road Interests, Inc.                       Texas
     Airtex Interests, Inc.                                      Texas
     DelHomme Realty, Inc.                                       Delaware
     Lake Lewisville Interests, Inc.                             Texas
     Nasa Road Interests, Inc.                                   Texas
     Reeder Road Interests, Inc.                                 Texas
     South Shore Interests, Inc.                                 Texas
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